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                                                                     EXHIBIT 8.1

                  LIST OF SUBSIDIARIES OF VIVENDI UNIVERSAL

      Vivendi Universal maintains over 1,000 subsidiaries. Set forth below are the names of certain of its subsidiaries which carry on a substantial portion of Vivendi Universal's lines of business. The names of various subsidiaries, including subsidiaries conducting operating activities of Vivendi Universal's various businesses domestically and internationally, have been omitted. None of the foregoing omitted subsidiaries are considered to be material in relation to Vivendi Universal's balance sheet and operations.

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
                                                                COUNTRY OF
                         NAME                                  INCORPORATION
                         ----                                  -------------
      CEGETEL GROUP
      Cegetel Groupe S.A.                                          France
       Cegetel S.A.                                                France
       Societe Francaise du Radiotelephone S.A.                    France
       Telecom Developpement                                       France
      MUSIC
      Centenary Holding N.V.                                    Netherlands
       Universal Music (UK) Holdings Ltd                             UK
       Universal Entertainment GmbH                               Germany
       Universal Music K.K.                                        Japan
       Universal Music S.A.S.                                      France
      Universal Studios, Inc.                                       USA
       PolyGram Holding, Inc.                                       USA
       Interscope Records                                           USA
       UMG Recordings, Inc.                                         USA
      VIVENDI UNIVERSAL ENTERTAINMENT
      Universal Pictures International B.V.                     Netherlands
      Universal Studios, Inc.                                       USA
       Vivendi Universal Entertainment LLLP                         USA
      CANAL+ GROUP
      Groupe Canal+ S.A.                                           France
       Canal Plus S.A.                                             France
       CanalSatellite S.A.                                         France
       StudioCanal S.A.                                            France
       Multithematiques                                            France
      MAROC TELECOM S.A.                                          Morocco
      VIVENDI UNIVERSAL GAMES, INC.                                 USA
      HOLDING & CORPORATE
       Societe d'Investisement pour la Telephonie                  France
       UGC                                                         France
      VIVENDI TELECOM INTERNATIONAL S.A.                           France
       Vivendi Telecom Hungary                                     Hungary
       Kencell S.A.                                                Kenya
       Monaco Telecom S.A.M.                                       Monaco
       Elektrim Telekomunikacja S.A.                               Poland
       Xfera Moviles S.A.                                          Spain
      PUBLISHING ACTIVITIES EXCL. VIVENDI
      UNIVERSAL GAMES
      Vivendi Universal Publishing S.A.                            France
       Groupe Express-Expansion S.A.                               France
       Comareg S.A.                                                France
       Atica                                                       Brazil
      VIVENDI UNIVERSAL NET

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
                                                                 COUNTRY OF
                         NAME                                  INCORPORATION
                         ----                                  -------------
      Vivendi Universal Net S.A.                                   France
       i-France S.A.                                               France
       Scoot Europe N.V.                                          Belgium
       Ad-2-One S.A.                                               France
       CanalNumedia S.A.                                           France
      Vivendi Universal Net U.S.A. Group, Inc.                      USA
       MP3.com, Inc.                                                USA
       Emusic.com, Inc.                                             USA
       Flipside, Inc./Uproar, Inc.                                  USA
      VEOLIA ENVIRONNEMENT S.A.                                    France
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